EXHIBIT 99.1

[NEWS RELEASE LETTERHEAD OF CROSS TIMBERS ROYALTY TRUST APPEARS HERE]

CROSS TIMBERS ROYALTY TRUST

DECLARES APRIL CASH DISTRIBUTION

Dallas, Texas, April 20, 2012 – U.S. Trust, Bank of America Private Wealth Management, as Trustee of the Cross Timbers Royalty Trust (NYSE – CRT), today declared a cash distribution to the holders of its units of beneficial interest of $0.228452 per unit, payable on May 14, 2012, to unitholders of record on April 30, 2012. The following table shows underlying oil and gas sales and average prices attributable to the current month and prior month distributions.

	Underlying Sales Volumes		Average Price
	Oil (Bbls)	Gas (Mcf)	Oil (per Bbl)	Gas (per Mcf)
Current Month	15,000	153,000	$96.43	$6.30

Prior Month	14,000	148,000	$96.87	$7.22

For more information on the Trust, please visit our web site at www.crosstimberstrust.com.

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Contact:   Nancy G. Willis

  Vice President

  U.S. Trust, Bank of America

  Private Wealth Management,

  Trustee

  Toll Free – 877-228-5084